EXHIBIT 99.1

Wegener Corporation announces strategic alternatives review

(March 13, 2007)—DULUTH, Georgia – Wegener Corporation (Nasdaq: WGNR) today announced that its Board of Directors has formed a committee of independent directors to explore strategic and financial alternatives to enhance shareholder value. The Company has retained Near Earth LLC as its exclusive financial advisor in this evaluation process. These strategic alternatives may include: (i) technology licensing agreements, (ii) product development and marketing arrangements, joint ventures or strategic partnerships, (iii) strategic acquisitions, mergers or other business combinations, or (iv) the merger or sale of all or part of the Company. Wegener is also evaluating various financing alternatives to unlock the market value of its headquarters and associated real estate to support its capital needs.

Robert Placek, Wegener Corporation’s Chairman and CEO said, “With our technology leadership in MPEG-4 IPTV Set Top Boxes, DVB-S2 satellite networks and digital media distribution, Wegener is well positioned to capitalize on future industry trends. As we work to realize this potential, management and our Board of Directors have determined that we should examine potential means for further strengthening Wegener’s strategic position and maximizing value for our shareholders. Throughout this examination, we intend to remain focused on growing our company and serving our customers.”

The Company cautions that there can be no assurance that the exploration of strategic alternatives will result in any specific transaction. The Company does not expect to disclose further developments regarding the process until the completion of the strategic alternatives review and a decision by the Board of Directors regarding a transaction or course of action.

CONTACT:

C. Troy Woodbury, Jr.

Treasurer and Chief Financial Officer

Wegener Corporation

(770) 814-4000

FAX (770) 623-9648

info@wegener.com

ABOUT WEGENER

WEGENER (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital solutions for video, audio, and IP data networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music and financial information distribution. COMPEL, WEGENER’s patented network control system, provides networks with unparalleled ability to regionalize programming and commercials. COMPEL network control capability is integrated into WEGENER digital satellite receivers. WEGENER can be reached at +1.770.814.4000 and its website is www.wegener.com.

COMPEL, MEDIAPLAN, ENVOY, UNITY, and iPUMP are trademarks of WEGENER Communications, Inc. All Rights Reserved.

ABOUT NEAR EARTH LLC

Near Earth LLC is a New York-based investment bank focused on the satellite, media and telecom industries. Near Earth’s website is www.nearearthllc.com.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby. Forward-looking statements may be identified by words such as “believes,” “expects,” “projects,” “plans,” “anticipates,” and similar expressions, and include, for example, statements relating to expectations regarding future sales, income and cash flows. Forward-looking statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to: customer acceptance and effectiveness of recently introduced products, development of additional business for the Company’s digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, the Company’s liquidity position and capital resources, general market conditions which may not improve during fiscal year 2007 and beyond, and success of the Company’s research and development efforts aimed at developing new products. Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K. Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results. Forward-looking statements speak only as of the date the statement was made. The Company does not undertake any obligation to update any forward-looking statements.